As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 333-141139

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOB EVANS FARMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-4421866
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Bob Evans Farms, Inc.

2006 Equity and Cash Incentive Plan

(Full title of the plans)

Kevin C. O’Neil

Vice President, Assoc. General Counsel

and Asst. Corporate Secretary

Bob Evans Farms, Inc.

8111 Smith’s Mill Road

New Albany, Ohio

(Name and address of agent for service)

(614) 491-2225

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Bob Evans Farms, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, to deregister any remaining shares of $.01 par value common stock previously registered by the Registrant but unsold pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2007, as Registration No. 333-141139.

Of the original shares registered under the Registration Statement, some of the shares previously registered for issuance and not subject to outstanding awards remained (the “Carryover Shares”). Such Carryover Shares have been carried over and have become available for issuance under the Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, any and all of the shares of common stock registered but unsold under the Registration Statement. As of the date hereof, no grants under the plan remain outstanding and no additional grants under the plan will be made or shares issued. In accordance with the Registrant’s undertakings, the Registrant hereby amends the Registration Statement to remove from registration all of the shares, if any, that remain unsold or otherwise unissued, if any, and to terminate the effectiveness of the Registration Statement.

[Signature page to immediately follow.]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on June 26, 2015.

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil
Vice President, Assoc. General Counsel and
Asst. Corporate Secretary

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2015.

Signature	Title

/s/ Mark E. Hood	Member, Office of the Chief Executive
Mark E. Hood	(Principal Executive Officer)

/s/ J. Michael Townsley	Member, Office of the Chief Executive
J. Michael Townsley	(Principal Executive Officer)

/s/ Mark E. Hood	Chief Financial Officer
Mark E. Hood	(Principal Financial Officer)

Senior Vice President, Chief Accounting Officer and Controller
/s/ Sylvester J. Johnson	(Principal Accounting Officer)
Sylvester J. Johnson

Douglas N. Benham	}
Charles M. Elson	}
Michael J. Gasser	}
Mary Kay Haben	}	Directors*
David W. Head	}
Kathleen S. Lane	}
Eileen A. Mallesch	}
Larry S. McWilliams	}
Kevin M. Sheehan	}
Michael F. Weinstein	}
Paul S. Williams	}

*	The above-named directors of the Registrant sign this Registration Statement by Kevin C. O’Neil, their attorney-in-fact, pursuant to the Power of Attorney signed by the above-named directors, which Power of Attorney is filed as Exhibit 24 to this Registration Statement.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Attorney-in-Fact

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